QuickLinks -- Click here to rapidly navigate through this document

Exhibit s

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENT, the undersigned hereby constitutes and appoints David Gladstone and Terry Brubaker and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to the Registration Statement on Form N-2 (Registration No. 333-100385) filed by Gladstone Capital Corporation and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ PAUL W. ADELGREN Paul W. Adelgren Director, Gladstone Capital Corporation Date: February 28, 2003

QuickLinks

  Exhibit s
POWER OF ATTORNEY